UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2015

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Limited Liability Company Interests Purchase Agreement

On June 22, 2015, Grand Isle Corridor, LP (“Grand Isle Corridor”), a wholly-owned subsidiary of CorEnergy Infrastructure Trust, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Energy XXI USA, Inc. (“EXXI USA”), an indirect wholly-owned subsidiary of Energy XXI Ltd (“EXXI”).  The Purchase Agreement provides for Grand Isle Corridor’s acquisition of all the real and personal property constituting a subsea pipeline gathering system located in the shallow Gulf of Mexico shelf and storage and onshore processing facilities (the “GIGS”) for a purchase price of $245 million, plus the assumption of an estimated $12.5 million Asset Retirement Obligation that is associated with the decommissioning costs for the GIGS (the “Acquisition”).  The Purchase Agreement provides that at the closing of the Acquisition, Grand Isle Corridor will enter into an 11-year triple - net lease (the “Lease”) relating to the use of the GIGS with Energy XXI GIGS Services, LLC, an indirect wholly-owned subsidiary of EXXI (the “Tenant”). The Tenant’s obligations under the Lease will be guaranteed by EXXI.  The Acquisition is expected to close by June 30, 2015, subject to the satisfaction of customary closing conditions.

The description of the Purchase Agreement set forth in this Item 1.01 is qualified in its entirety by the full Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8‑K.

Guaranty by CorEnergy Infrastructure Trust, Inc.

On June 22, 2015, in connection with the execution of the Purchase Agreement, the Company entered into a Guaranty (the “CORR Guaranty”) in favor of EXXI USA. The CORR Guaranty provides that the Company guarantees the payment and performance of all of Grand Isle Corridor’s obligations, liabilities, and covenants owed to EXXI USA arising under the Purchase Agreement.

The description of the CORR Guaranty set forth in this Item 1.01 is qualified in its entirety by the full CORR Guaranty, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8‑K.

Guaranty by Energy XXI Ltd

On June 22, 2015, in connection with the execution of the Purchase Agreement, Grand Isle Corridor received a Guaranty from EXXI (the “EXXI Guaranty”). The EXXI Guaranty provides that EXXI guarantees the payment and performance of all of EXXI USA’s obligations, liabilities, and covenants owed to Grand Isle Corridor arising under the Purchase Agreement.

The description of the EXXI Guaranty set forth in this Item 1.01 is qualified in its entirety by the full EXXI Guaranty, a copy of which is attached as Exhibit 2.3 to this Current Report on Form 8‑K.

Item 7.01	Regulation FD Disclosure

On June 22, 2015, the Company issued a press release announcing the Purchase Agreement described in Item 1.01 of this report.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Purchase and Sale Agreement, dated June 22, 2015, by and between Grand Isle Corridor, LP and Energy XXI USA, Inc.

2.2	Guaranty, dated June 22, 2015, by CorEnergy Infrastructure Trust, Inc. in favor of Energy XXI USA, Inc.

2.3	Guaranty, dated June 22, 2015, by Energy XXI Ltd in favor of Grand Isle Corridor, LP

99.1	Press Release announcing entering into the Purchase Agreement, dated June 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: June 22, 2015	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated June 22, 2015, by and between Grand Isle Corridor, LP and Energy XXI USA, Inc.

2.2	Guaranty, dated June 22, 2015, by CorEnergy Infrastructure Trust, Inc. in favor of Energy XXI USA, Inc.

2.3	Guaranty, dated June 22, 2015, by Energy XXI Ltd in favor of Grand Isle Corridor, LP

99.1	Press Release announcing entering into the Purchase Agreement, dated June 22, 2015